UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2014

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Loan Origination Services Agreement

On November 10, 2014 (the “Services Agreement Effective Date”), First Marblehead Education Resources, Inc. (“FMER”), a wholly owned subsidiary of The First Marblehead Corporation (the “Corporation”), entered into a loan origination services agreement (the “Services Agreement”) with Nelnet Servicing, LLC d/b/a Firstmark Services (“Firstmark Services”).  Pursuant to the Services Agreement, Firstmark Services has agreed to perform certain private education loan origination services in connection with the Monogram®-based loan programs offered by the Corporation’s lender clients (the “Programs”), as further described herein.

Services and Fees.  Firstmark Services has agreed to perform loan origination services, including application intake, call center services, the majority of loan processing services and certain program support functions (collectively, the “Services”), in connection with the Programs.  The Corporation and FMER will maintain the product design, credit decisioning, pricing and portfolio management functions for the Programs.

The Services Agreement provides that Firstmark Services has generally agreed to provide the Services on a fee-for-service basis, subject to an annual minimum fee requirement.  In addition, FMER has agreed to pay to Firstmark Services fees related to the completion of milestones related to the installation of the Phase I Programs (as defined below) and certain deliverables related thereto, as set forth in the Services Agreement.

Phase I Programs.  Firstmark Services has agreed to begin performing the Services for Programs in effect as of the Services Agreement Effective Date (collectively, the “Phase I Programs”) by no later than January 31, 2015 (the “Phase I Implementation Deadline”).  The Services Agreement provides that Firstmark Services has agreed to begin performing the Services for each Phase I Program after, among other things, FMER and the applicable lender client have each provided written approval of Firstmark Services’ loan processing platform and performance of related functions.

Term and Termination.  The Services to be provided by Firstmark Services will begin on the Services Agreement Effective Date and continue through the earlier of five years from the Services Agreement Effective Date and the date on which all Programs have been terminated, unless earlier terminated in accordance with the terms of the Services Agreement.  Thereafter, the Services Agreement will automatically renew for successive two year terms, unless either party provides written notice of non-renewal to the other party at least one year prior to the automatic renewal date or all Programs have been terminated.  Among other things, FMER may terminate the Services Agreement if:

•	The Phase I Programs offered by SunTrust Bank are not implemented by the Phase I Implementation Deadline;

•	FMER and Firstmark Services cannot agree on Program changes following the procedures set forth in the Services Agreement for Program changes to be implemented;

•
FMER and Firstmark Services cannot agree on reasonable terms to implement changes to Firstmark Services’ policies or procedures requested by a Lender (as defined below) following an audit performed by FMER or a third party; or

•	A Program or Programs that accounted for 75% or greater of the total dollar amount disbursed during the immediately preceding year is or are terminated during the term of the Services Agreement.

In addition, if FMER or a Lender determines that Firstmark Services’ security systems or the Services do not effectively protect any Lender and/or FMER confidential information or if FMER or a Lender learn of any condition that would reasonably lead it to conclude that its confidential information or consumer information is a risk of a security breach, than either FMER or Firstmark Services may terminate the Services Agreement if FMER and Firstmark Services are unable to agree to a remediation plan, or if Firstmark Services is unable to complete and install the modifications agreed to in a remediation plan, to correct such issue.

Non-Solicitation.  The Services Agreement provides that during the term of the Services Agreement and for three years from the expiration or termination of the Services Agreement, neither Firstmark Services nor any of its affiliates will solicit or perform private education loan origination services for any of the Corporation’s lender clients that is designated as a “Lender” under the terms of the Services Agreement (“Lender”) either during the term of the Services Agreement or at the expiration or termination of the Services Agreement, as applicable.  The Services Agreement further provides that neither Firstmark Services nor any of its affiliates will solicit or perform private education loan origination services for any entity that ceases to be a Lender during the term of the Services Agreement for two years following the date on which such entity ceased to be a Lender.  These restrictions are subject to certain terms and exceptions described in the Services Agreement and do not apply to a Lender if such Lender’s loan program agreement with FMER and/or the Corporation has terminated due to FMER’s or the Corporation’s insolvency, uncured breach, or, if applicable, uncured cash deficiency, provided that such termination must be final and non-appealable. This exception shall not apply if the applicable loan program agreement is terminated due to FMER’s and/or the Corporation’s uncured breach and Firstmark Services is in breach of the Services Agreement at the time the applicable loan program agreement is terminated or at the time Firstmark Services solicits or enters into an agreement to perform services for such Lender or former Lender, as the case may be.

In addition, the Services Agreement provides that neither FMER nor Firstmark Services nor their respective affiliates will attempt to hire the employees, contractors, subcontractors and agents of the other party during the term of the Services Agreement and for one year from the expiration or termination of the Services Agreement other than as a result of a general solicitation not targeted to the employees of either party or their respective affiliates.

Representations and Warranties; Indemnification.  In the Services Agreement, FMER and Firstmark Services have made customary representations and warranties and have agreed to customary covenants relating to the Services that Firstmark Services will perform.  Each of FMER and Firstmark Services have agreed to indemnify the other for breaches of representations, warranties and covenants; a party’s gross negligence, willful misconduct or fraud; and failure to comply with applicable law and the origination guidelines for the Programs, including the Phase I Programs, subject to certain terms and exceptions described in the Services Agreement.

SunTrust Loan Program Agreement Amendment

On November 10, 2014, the Corporation, FMER and SunTrust Bank entered into a sixteenth amendment (the “Sixteenth Amendment”), effective as of November 10, 2014, to that certain loan program agreement dated as of April 20, 2010, as amended, among the Corporation, FMER and SunTrust Bank (as amended, the “Loan Program Agreement”).  Among other things, the Sixteenth Amendment allows the Corporation and FMER to retain third parties (each, a “Subcontractor”) to perform certain of the services to be provided by them under the Loan Program Agreement, subject to the approval of SunTrust Bank.

Under the Sixteenth Amendment, to the extent that the Corporation or FMER engages a Subcontractor to perform services, including loan process services, under the Loan Program Agreement, the Corporation and FMER must, among other things:

•	Oversee the results of operations of each Subcontractor;

•	Review each Subcontractor’s performance of its obligations on at least an annual basis;

•	Remain liable for all of its respective obligations under the Loan Program Agreement; and

•	Enter into a written agreement with each Subcontractor that requires such Subcontractor to perform its obligations in material compliance with the terms and conditions of the Loan Program Agreement.

As part of the Sixteenth Amendment, SunTrust Bank approved Firstmark Services as a Subcontractor, subject to, among other things, SunTrust Bank’s written approval of Firstmark Services’ loan processing platform and performance of related functions for the Phase I Programs offered by SunTrust Bank, as discussed above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: November 10, 2014	By:	/s/ Alan Breitman
Alan Breitman Managing Director and Chief Financial Officer